EXHIBIT 5.1




                                        September 25, 2001


Board of Directors
Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon  97209


     We have acted as counsel for Northwest Natural Gas Company (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering deferred compensation obligations in connection with the Company's Executive Deferred Compensation Plan (the "Plan"). We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon;

     2. The deferred compensation obligations have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued and will represent the binding obligation of the Company to make payments to the holders thereof in accordance with the terms and conditions of the Plan; and

     3. The Plan is intended to qualify as an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company. Assuming such qualification, the Plan is exempt from the participation and vesting, funding, and fiduciary responsibility requirements of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of the Plan have been drafted to comply with this exemption.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ STOEL RIVES LLP

                                        STOEL RIVES LLP